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                                                                   Exhibit 16.1

Office of the Chief Accountant
SECPS Letter Files
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N. W.
Washington, D.C.  20549

March 9, 1999

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for Tele-Communications, Inc. and, under the date of March 9, 1999, we reported on the consolidated financial statements of Tele-Communications, Inc. and subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998. On March 9, 1999 our appointment as principal accountants was terminated. We have read Tele-Communications, Inc.'s statements included under Item 4 of its Form 8-K dated March 9, 1999, and we agree with such statements, except that we are not in a position to agree or disagree with Tele-Communications, Inc.'s statement that PricewaterhouseCoopers LLP was not engaged regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on Tele-Communication, Inc.'s financial statements.

Very truly yours,

KPMG LLP

/s/ Mark D. Carleton

Mark D. Carleton
Partner

MDC/lwk